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                                                                     Exhibit 11B


                         PacifiCare Health Systems, Inc.

             Computation of Net Income per Share of Common Stock -
                                  Fully Diluted

           (Dollars and shares in thousands, except per share amounts)
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                                                               Three months ended                 Six months ended
                                                                   March 31,                           March 31,
                                                        ---------------------------------------------------------------
                                                             1995          1994                 1995           1994
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
Shares outstanding at the beginning of the period             27,594        27,317               27,528         27,256

Weighted average of shares issued during the period
    as a result of a public offering, compensation
    awarded in stock and exercise of stock options               359            30                  220             71

Shares repurchased (weighted)
                                                                   -             -                    -            (31)

Dilutive shares issuable, net of shares assumed to have been purchased (at the higher of average or ending market price) for treasury with assumed proceeds from:

Contingent exercise of stock options                             685            645                 696            639

Registered equity purchase contracts                               6              -                   7              -
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Total shares - fully diluted                                  28,644         27,992              28,451         27,935
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Income before cumulative effect of a change in
    accounting principle                                    $ 27,359       $ 20,844            $ 47,416       $ 35,583

Cumulative effect on prior years of a change in
    accounting principle                                           -              -                   -          5,658
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Net income                                                  $ 27,359       $ 20,844            $ 47,416       $ 41,241
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Fully diluted earnings per share:
    Earnings before cumulative effect of a change
        in accounting principle                             $   0.96       $   0.75            $   1.67       $   1.28

Cumulative effect on prior years of a change in
    accounting principle                                           -              -                   -           0.20
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Earnings per share                                          $   0.96       $   0.75            $   1.67       $   1.48
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